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                                                                   EXHIBIT 10.17

                                 EQUIFAX INC.

                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                          EFFECTIVE JANUARY 25, 1995


                              ARTICLE I.  PURPOSE

      The purpose of this Plan is to promote the interest of Equifax and its Subsidiaries by granting Options to Non-Employee Directors in order

      (1)  to attract and retain Non-Employee Directors,

      (2) to provide Non-Employee Directors with long-term financial incentives to increase the value of Equifax, and

      (3) to provide each Non-Employee Director with a stake in the future of Equifax which corresponds to the stake of each of Equifax's shareowners.


           ARTICLE II.  DEFINITIONS AND GENDER AND NUMBER

2.1   Definitions.
      -----------

      Each term set forth in this Article II shall have the respective meaning set forth opposite such term for purposes of this Plan, and when the defined meaning is intended the term is capitalized.

      "Agreement" means a written agreement, substantially in the form attached hereto as Exhibit A, which sets forth the Option Price with respect to an Option granted to a Non-Employee Director under this Plan.

      "Equifax" means Equifax Inc., a Georgia corporation.

      "Board" means the Board of Directors of Equifax.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Fair Market Value" means, on any given date, the closing price of a share of Stock as reported on the New York Stock Exchange composite tape on such day or, if the Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the share of Stock was traded on such exchange.
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      "Non-Employee Director" means a member of the Board who is not an officer or employee of Equifax or its affiliates.

      "Option" means an option granted under this Plan to purchase Stock, which shall constitute a nonqualified or nonstatutory stock option and not an incentive stock option satisfying the requirements of Code Section 422.

      "Option Price" means the price (determined in accordance with Section 6.2) which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

      "Plan" means this Equifax Inc. Non-Employee Director Stock Option Plan as effective January 25, 1995 and as thereafter amended from time to time.

      "Stock" means the $2.50 par value common stock of Equifax.

      "Terms and Conditions" means the terms of and conditions on the exercise of an Option which are attached hereto as Exhibit B and which hereby are incorporated by reference.

2.2   Gender and Number.
      -----------------

      Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronouns, the singular shall include the plural and the plural shall include the singular.


                    ARTICLE III.  SHARES SUBJECT TO OPTIONS

      The aggregate number of shares of Stock with respect to which the grant of Options (collectively referred to as "Grants" in this Article III) may be made shall not exceed 150,000 shares of Stock (as adjusted in accordance with Article X whenever such an adjustment is called for). Any shares of Stock subject to a Grant after the exchange, cancellation, forfeiture or expiration of such Grant thereafter shall again become available for use under this Article III as if such shares of Stock had never been subject to a Grant.


                          ARTICLE IV.  EFFECTIVE DATE


      The effective date of this Plan shall be January 25, 1995.


                            ARTICLE V.  ELIGIBILITY

      Only Non-Employee Directors shall be eligible for the grant of Options under this Plan.

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                             ARTICLE VI.  OPTIONS

6.1   Grant of Options.
      ----------------


      Subject to the terms and conditions of this Plan, each Non-Employee Director shall receive an Option to purchase 1,000 shares of Stock on the day of each annual meeting of the shareholders of Equifax occurring after the effective date of this Plan. Each grant of an Option shall be evidenced by an Agreement, and each Option shall be subject to the Terms and Conditions.

6.2   Option Price; Form of Payment.
      -----------------------------

      The Option Price for each share of Stock subject to an Option shall be the greater of (i) the par value of a share of Stock, or (ii) the Fair Market Value of a share of Stock on the date the Option is granted. Payment of the Option Price upon the exercise of an Option may be made only in cash; provided, however, in the event this Plan is approved by the affirmative vote of at least a majority of Equifax's shares of Stock voted at a meeting at which a quorum is present, payment may be made in shares of Stock or in any combination of cash and shares of Stock. Subject to receiving Shareholder approval, the rules for tendering shares of Stock as payment of all or any part of the Option Price for an Option and for valuing such tendered shares of Stock shall be set forth in the Terms and Conditions.

6.3   Option Period.
      -------------

      Each Option granted under this Plan shall be exercisable at such time or times as set forth in the Terms and Conditions, and each Option shall expire automatically on the earliest of (i) the date such Option is exercised in full, or (ii) the date such Option expires in accordance with the Terms and Conditions.


                       ARTICLE VII.  NONTRANSFERABILITY

      No Option granted under this Plan shall be transferable by a Non-Employee Director other than by will, valid under applicable state law, by the applicable laws of descent and distribution (including such beneficiary designations as may be made in accordance with the Terms and Conditions) or pursuant to a qualified domestic relations order as defined by the Code, and such Option shall be exercisable during a Non-Employee Director's lifetime only by the Non-Employee Director. The person to whom an Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, thereafter shall be treated as the Non-Employee Director only to the extent the Non-Employee Director's rights under such Option are transferred to such person by such will, by such laws of descent and distribution or by such order.

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                       ARTICLE VIII.  STOCK RESTRICTIONS

      Equifax shall have the right under this Plan to restrict or otherwise delay the issuance of any shares of Stock purchased or paid under this Plan until the requirements of any applicable laws or regulations and any stock exchange requirements have been in Equifax's judgment satisfied in full. Furthermore, any shares of Stock which are issued as a result of purchases or payments made under this Plan shall be issued subject to such restrictions and conditions on any resale and any other disposition as Equifax shall deem necessary or desirable under any applicable laws or regulations or in light of any stock exchange requirements.


                           ARTICLE IX.  LIFE OF PLAN

      This Plan shall terminate on April 30, 2005. No Option shall be granted under this Plan after the date this Plan terminates but, for any Options which are outstanding on such date, the applicable terms of the Plan and these Terms and Conditions shall survive the termination until such Options have been exercised in full, forfeited in full or otherwise completely expired.


                            ARTICLE X.  ADJUSTMENT

      The number of shares of Stock subject to Options granted under this Plan (and the related Option Prices) shall be administratively adjusted (in a manner which does not constitute a "modification," "extension" or "renewal" as those terms are used under Code Section 424(h)) to reflect any change in the capitalization of Equifax, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the number of shares of Stock under
Article III of this Plan and the number of shares subject to Options granted under this Plan (and the related Option Prices) shall be administratively adjusted (in a manner which satisfies the requirements of Code Section 424(a)) in the event of any corporate transaction described in Code Section 424(a) which provides for the substitution or assumption of such Options. If any adjustment under this Article X would create a fractional share of stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number of shares of stock subject to any Options granted under this Plan shall be the next lower whole number of shares of Stock, rounding all fractions downward. Any adjustment made under this Article X shall be conclusive and binding on all affected persons.


                    ARTICLE XI.  SALE OR MERGER OF EQUIFAX

      If Equifax agrees to sell substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the

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assumption or substitution of the Options granted under this Plan, each outstanding Option shall be cancelled in exchange for the same consideration each Non-Employee Director otherwise would receive as a shareholder of Equifax in connection with such sale or other corporate transaction if he had the right to exercise his Option in full under this Plan for shares of Stock immediately before such sale or other transaction and he exercised that right. The number of shares of Stock subject to an Option which each Non-Employee Director shall be deemed to have a right to receive upon such exercise shall be determined by dividing the excess of the Fair Market Value of the shares of Stock subject to his Option immediately before such sale or other corporate transaction over the Option Price for such shares by the Fair Market Value of a share of Stock immediately before the consummation of such sale or other corporate transaction. If any calculation under this Article XI results in a fractional share of Stock, such fractional share shall be paid in cash.


     ARTICLE XII.  ADMINISTRATION, AMENDMENTS AND TERMINATION

12.1  General.
      -------

      Amendments with respect to this Plan shall be accomplished pursuant to authority and procedures established and in effect from time to time through resolutions adopted by the Board; provided, however, that this Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder; provided further, this Plan may not be amended with respect to the number of shares subject to an Option granted to a Non-Employee Director, Option Price or method for determining Fair Market Value of shares of Stock, and the timing of awards.

12.2  Shareholder Approval.
      --------------------

      Amendments to this Plan may be made without the approval of the shareholders of Equifax.


                         ARTICLE XIII.  MISCELLANEOUS

13.1  Construction.
      ------------

      This Plan and each agreement entered into in connection herewith shall be governed and construed in accordance with the laws of the State of Georgia.

13.2  Term of Service with Board.
      --------------------------

      The granting of an Option to a Non-Employee Director under this Plan shall not obligate Equifax or any of its affiliates to provide that Non-Employee Director upon the termination of his or her service on the Board with any benefit whatsoever except as provided under the Terms and Conditions.


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13.3  Income Tax Withholding.
      ----------------------

      If the exercise of an Option granted under this Plan or the sale or other disposition of any Stock purchased under this Plan triggers any income tax withholding requirements whatsoever, the Non-Employee Director shall take such actions as set forth in the Terms and Conditions; provided, however, in the event this Plan is approved by the affirmative vote of at least a majority of Equifax's shares of Stock voted at a meeting at which a quorum is present, shares of Stock may be withheld or retained from any payment to a Non-Employee Director (whether or not such payment is made pursuant to the Terms and Conditions and including any payment which otherwise is due to be paid in the form of Stock under the Terms and Conditions) to satisfy any income or other tax withholding requirements as a result of an exercise.

13.4  No Shareholder Rights.
      ---------------------

      No Non-Employee Director shall have any rights as a shareholder of Equifax as a result of the grant of an Option to him under this Plan or his exercise of such Option pending the actual delivery of Stock to him as a result of such exercise, and his rights upon such delivery shall be prospective only.

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                                   EXHIBIT A

             EQUIFAX INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


- --------------------------------------------------------------------------------
Granted To          Grant        Number of        Option Price       Social
(Optionee)          Date          Shares          $ Per Share       Sec. No.
- --------------------------------------------------------------------------------



                                  Expiration
                                     Date




                                 Stock Option
                              (Non-Transferable)


                               A G R E E M E N T


Equifax Inc. ("Equifax"), a Georgia corporation, in accordance with the Equifax Inc. Non-Employee Director Stock Option Plan ("Plan"), hereby grants a Stock Option ("Option") to the Optionee named above to purchase from Equifax the above stated number of shares of Equifax common stock, $2.50 par value ("Stock"), at an option price per share ("Option Price") as stated above. This Option is subject to the Terms and Conditions and to the further terms and conditions set forth in the Plan. This Option is granted effective as of the Option Grant Date stated above and shall expire on the Expiration Date stated above subject to their earlier exchange, cancellation, forfeiture or expiration pursuant to
Section 3 of the Terms and Conditions and the provisions of the Plan.

________________________________________________________________________________


Equifax Inc.


By:  __________________________
     Authorized Officer


                                    ____________________________________________
                                    Non-Employee Director

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                                   EXHIBIT B

                             TERMS AND CONDITIONS


      1.   General.  These Terms and Conditions constitute a part of the Equifax
           -------
Inc. Non-Employee Director Stock Option Plan and apply to each Option granted thereunder.

      2.   Date Exercisable.  An Option shall first become exercisable as to one
           ----------------
hundred percent (100%) of the shares of Stock subject to this Option on the first anniversary of the Grant Date; provided, however, that an Option shall become immediately exercisable as to all of the shares of Stock subject thereto upon the later to occur of the expiration of the 6-month period following the Grant Date and the occurrence of one of the events described in clauses (i),
(ii) and (iii) of Section 3(a). Subject to the foregoing, an Option shall be exercisable at any time in whole or in part (but if in part, in an amount equal to at least 100 shares or, if less, the number of shares remaining to be exercised under the Option) on any business day of Equifax before the date such Option expires under Section 3 of these Terms and Conditions.

      3.   Expiration. An Option shall expire and Optionee shall have no further
           ----------
rights under these Terms and Conditions, except as otherwise noted, on the earlier of

           (a) subject to extension under Section 3(c), the last day of the 36-month period which begins on the date Optionee terminates his service on the Board by reason of (i) death, (ii) disability, or (iii) retirement (which shall mean termination of service on the Board after the Optionee has attained age 55 and completed at least five years of service as a director on the Board);

           (b) the first date on or after the Grant Date on which Optionee (i) resigns from or is not re-elected to the Board prior to being eligible for retirement under clause (iii) of Section 3(a); (ii) resigns for the purpose of accepting, or retires and subsequently accepts, a directorship or employment, or becomes associated with, employed by or renders service to, or owns an interest in (other than as a shareholder with a less than 5% interest in a publicly traded company) any business that is competitive with any Equifax company or with any other business in which the Equifax companies have a substantial direct or indirect interest; or (iii) resigns as a result of an interest or affiliation which would prohibit continued service as a director;

           (c) if Optionee terminates service on the Board under the conditions described under Section 3(a) and at his death the Option is exercisable as to any number of shares of Stock, the last day of the 6-month period which begins on the date of Optionee's death, notwithstanding the earlier expiration of the Option as may otherwise be provided in Sections 3(a) and
      (e);

           (d)  the date the Option has been exercised in full; or

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           (e)  subject to extension under Section 3(c), one day after the expiration of the 5-year period which begins on the Option Grant Date.


      4.   Method of Exercise. An Option may be exercised by properly completing
           ------------------
and actually delivering the applicable Notice of Exercise Form to Equifax, together with payment in full of the Option Price for the shares of Stock the Optionee desires to purchase through such exercise. Payment may be made only in the form of cash.

      5.   Effective Date of Exercise.  An exercise under Sections 4 or 5 shall
           --------------------------
be effective on the date a properly completed Notice of Exercise Form, together with payment of the Option Price required under Section 4, actually is delivered to and accepted by the Executive Compensation Department at Equifax headquarters.

      6.   Nontransferable.  No rights granted under these Terms and Conditions
           ---------------
shall be transferable by Optionee during Optionee's lifetime, and such rights shall be exercisable during Optionee's lifetime only by Optionee. If Optionee dies before the expiration of this Option as described in Section 3 of these Terms and Conditions, any rights under these Terms and Conditions which did not expire prior to Optionee's death and any rights which arise as a result of Optionee's death shall be exercisable at his death by the person designated as Optionee's Beneficiary on Optionee's most recently completed Beneficiary Designated Form which has been received by Equifax and such Beneficiary shall be treated as the Optionee under these Terms and Conditions upon the death of Optionee.

      7.   Stockholder Status.  Optionee shall have no rights as a stockholder
           ------------------
with respect to any shares of Stock under an Option before the date such shares have been duly issued to Optionee, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Stock except as expressly set forth in the Plan.

      8.   Other Laws.  Equifax shall have the right to refuse to issue or
           ----------
transfer any shares of Stock under an Option if Equifax, acting in its absolute discretion, determines that the issuance or transfer of such shares might violate any applicable law or regulation or cause any violation under Section 16(b) of the Securities Exchange Act of 1934, and any payment tendered in such event to exercise this Option shall be promptly refunded to Optionee.

      9.   Exercise Restrictions.  Equifax shall have the right to restrict or
           ---------------------
otherwise delay the issuance of any shares of Stock purchased or paid for under these Terms and Conditions until the requirements of any applicable laws or regulations and any stock exchange requirements have been in Equifax's judgment satisfied in full. Furthermore, any shares of Stock which are issued as a result of purchases or payments made under these Terms and Conditions shall be issued subject to such restrictions and conditions on any resale and on any other transfer or disposition as Equifax shall deem necessary or desirable under any applicable laws or regulations or in light of any stock exchange requirements.


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      10.  Taxes.  Optionee shall deliver to Equifax along with his Notice of
           -----
Exercise sufficient funds, by either cash or check, to satisfy any income or other tax withholding requirements as a result of an exercise under these Terms and Conditions.

      11.  Jurisdiction and Venue. Acceptance of an Agreement shall be deemed to
           ----------------------
constitute Optionee's consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to these Terms and Conditions, including the enforcement of any rights under these Terms and Conditions and any process or notice of motion in connection with such situation or other proceeding may be serviced by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.

      12.  Amendment.  Optionee's rights under these Terms and Conditions can be
           ---------
modified, suspended or cancelled in accordance with the terms of the Plan; provided, however, Terms and Conditions may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. These Terms and Conditions may not be amended with respect to the amount, Option Price or method for determining Fair Market Value of shares of Stock, and the timing of awards.

      13.  Miscellaneous.
           -------------

           (a) These Terms and Conditions shall be subject to the provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in these Terms and Conditions and, unless defined in these Terms and Conditions, any capitalized terms in these Terms and Conditions shall have the same meaning assigned to those terms under the Plan.

           (b) The Plan, the Agreement and these Terms and Conditions shall be governed by and construed under the laws of the State of Georgia.

           (c) The exercise of this Option shall not be affected by the exercise or non-exercise of any other option that may be granted under any other plan or arrangement.

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